UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 8, 2002

PRINTWARE, INC.
(Exact name of Registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-20729
(Commission File Number)

41-1522267
(I.R.S. Employer Identification No.)

1270 Eagan Industrial Road
Eagan, Minnesota
(Address of principal executive offices)

55121
(Zip Code)

(651) 456-1400
(Registrant's telephone number, including area code)

Item 5. Other Events.

Exhibits

99.1 Press Release, dated MAY 7, 2002, regarding liquidation distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRINTWARE, INC.
Registrant
By /s/ Stanley Goldberg

Name: Stanley Goldberg
Title: President and Chief Executive Officer

Dated: May 07, 2002

PRINTWARE, INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit
No. Description of Exhibit

99.1 Press Release issued by the Registrant on May 07, 2002.

PRESS RELEASE

Printware, Inc.
1270 Eagan Industrial Rd.
St. Paul, MN 55121

CONTACT:
Mark G. Eisenschenk, Printware, Inc., (651) 456-1403

Printware, Inc. Announces Initial Liquidating Distribution.

ST. PAUL, MN, May 7, 2002- Printware, Inc. (previously Nasdaq-NNM: PRTW) The
Board of Directors of Printware, Inc. has authorized an initial partial liquidation payment of $2.00 cash per share to its shareholders of record on
April 16, 2002. This distribution is being made pursuant to the Plan of
Complete and Voluntary Dissolution and Liquidation of Printware, Inc. approved by shareholders on April 16, 2002. Payment should occur on or about June 3,
2002.

Since the date the liquidation plan was approved, other than for its securities holdings in Select Comfort Corporation (Nasdaq:SCSS), Printware, Inc. has
converted most of its non-cash assets to cash, including its 10% equity stake in
Printware, LLC as well as its $750,000 promissory note receivable.

With respect to its holdings of Select Comfort Corporation securities, Printware is continuing to evaluate its options. Also, as of now substantially all known liabilities of the Company have been settled. Furthermore, in accordance with
Minnesota statutes, the former creditors of Printware, Inc. have been notified of the Company's pending liquidation and must submit claims, if any, to
Printware, Inc. on or before July 23, 2002.

Based on current information, Printware anticipates making final liquidating distributions sometime prior to end of the year pending resolution of the Select
Comfort securities and the settlement of any outstanding creditor or tax related liabilities.

It is important to note that this announcement relates only to Printware, Inc.
and in no way affects the operations or status of Printware, LLC, which is the privately held company that acquired and is continuing to operate the Printware branded computer-to-plate operating business.

Statements made in this release concerning the Company's or its representatives intentions, expectations, or predictions about future results or events are
"forward-looking statements" within the meaning of the Private Securities Reform
Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual outcomes to vary from stated expectations, and such variations could be material and adverse. Additional information concerning the factors that could cause actual results to differ materially from the Company's current expectations is contained in the Company's SEC filings.